UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2013

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Current Report on Form 8-K/A is being filed to correct a scrivener's error.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On October 15, 2013, the Board of Directors of American DG Energy Inc., or the Company, elected Mr. Jesse T. Herrick, age 34, as the Company's Chief Financial Officer, Secretary and Treasurer effective October 15, 2013.

Prior to joining American DG Energy, from September 2012 to October 2013, Mr. Herrick served as Managing Director at Scarsdale Equities LLC, where he launched the firm’s equity research practice, and from 2005 to 2012 held a senior equity analyst position for Merriman Capital. Throughout his equity research career he maintained a strong focus in the clean technology and energy sectors. From 2001 to 2005, Mr. Herrick worked as an engineer for Lawrence Livermore National Laboratory, the Defense Advanced Research Projects Agency and ATK Space Systems. Mr. Herrick received his M.S. in mechanical engineering from U.C. Berkeley and his B.S. in mechanical engineering from U.C. Santa Barbara.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99.1 - Press release dated October 16, 2013 of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 17, 2013	AMERICAN DG ENERGY INC.
By: /s/ Jesse T. Herrick
Jesse T. Herrick, Chief Financial Officer

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